UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2023

ImmunityBio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37507	43-1979754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3530 John Hopkins Court
San Diego, California 92121
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (844) 696-5235

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IBRX	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.
$30.0 million Variable-Rate Convertible Promissory Note
On March 31, 2023, ImmunityBio, Inc. (the “Company”) executed a $30.0 million convertible promissory note with Nant Capital, LLC (“Investor”), an entity affiliated with Dr. Patrick Soon-Shiong, our Executive Chairman and Global Chief Scientific and Medical Officer. This note bears interest at Term Secured Overnight Financing Rate (“Term SOFR”) plus 8.0% per annum. The accrued interest shall be payable quarterly on the last business day of March, June, September and December, commencing on June 30, 2023. The outstanding principal amount and any accrued and unpaid interest are due on the earlier of (i) December 31, 2023 or (ii) upon the occurrence and during the continuance of an Event of Default (as defined in the note). We may prepay the outstanding principal amount, together with any accrued interest, at any time, in whole or in part, without premium or penalty, upon five (5) days written notice to Investor. The note is convertible at Investor’s option following the date that is the trading day immediately prior to the opening of the Company’s next open trading window as determined by the Company’s board of directors in accordance with the Company’s Insider Trading Policy (the “Conversion Price Date”), in whole but not in part, into common stock of the Company, at a conversion price in accordance with the following formula: equal to the greater of (i) the Nasdaq Official Closing Price and (ii) the consolidated closing bid price of the Company’s common stock on the Conversion Price Date.
We received net proceeds of $29.85 million from this financing, net of a $150,000 origination fee (0.5%) paid to the Investor, which we intend to use, together with other available funds, to progress our pre-commercialization efforts and clinical development programs, fund other research and development activities, for capital expenditures, and for other general corporate purposes. We may also use a portion of the net proceeds to license intellectual property or to make acquisitions or investments.
The foregoing is only a brief description of the material terms of the note, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and is qualified in its entirety by reference to the note that is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
To the extent relevant, the information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01     Financial Statements and Exhibits.
(d)Exhibits.

Exhibit Number	Description of Exhibit

10.1	Convertible Promissory Note by and between the Company and Nant Capital, LLC dated as of March 31, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNITYBIO, INC.
Registrant

Date: March 31, 2023	By:	/s/ David C. Sachs
David C. Sachs
Chief Financial Officer